N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	April 22, 2024

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – April 22, 2024 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2024. All per share results are reported on a fully diluted basis unless otherwise noted.

($ in millions, except per share data)
FINANCIAL RESULTS	Q1 2024	Q1 2023	$ Change
Total Revenues	$386.6	$370.0	$16.6
Net Income available for Common Stockholders	$109.9	$82.4	$27.5
Net Income per Common Share	$0.59	$0.44	$0.15

NON-GAAP FINANCIAL MEASURES	Q1 2024	Q1 2023	$ Change
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.86	$0.72	$0.14
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.78	$0.72	$0.06
Property operating revenues	$353.7	$334.8	$18.9
Income from property operations, excluding property management	$211.4	$198.0	$13.4

CORE PORTFOLIO PERFORMANCE	Q1 2024	Q1 2023	% Change
Core property operating revenues	$345.4	$326.4	5.8%
Core Income from property operations, excluding property management	$206.1	$192.4	7.1%
Operations Update
Normalized FFO for the quarter ended March 31, 2024 was $0.78 per share, representing an 8.6% increase compared to the same period in 2023, and is in line with the midpoint of our guidance expectation.
MH
Core MH base rental income for the quarter ended March 31, 2024 increased 6.4% compared to the same period in 2023, which reflects 6.3% growth from rate increases and 0.1% from occupancy gains. Core MH homeowners increased by 123 since December 31, 2023. We sold 191 new homes during the quarter ended March 31, 2024, with an average sales price of approximately $93,000.

i

RV and Marina
Core RV and marina base rental income for the quarter ended March 31, 2024 increased 5.8% compared to the same period in 2023. Core RV and marina annual base rental income increased 8.0% for the quarter ended March 31, 2024, which included allocation of an additional day’s revenue resulting from the leap year, compared to the same period in 2023. Total nights camped during the quarter ended March 31, 2024 is in line compared to the same period in 2023.
Property Operating Expenses
Core property operating expenses, excluding property management for the quarter ended March 31, 2024 increased 3.9% compared to the same period in 2023. See page 8 for details of the Core property operating expenses, excluding property management.

We completed our property and casualty insurance renewal as of April 1, 2024 with no change to program deductibles, an increase to certain coverage limits, and a premium increase of approximately 9%.

Balance Sheet Activity
In April 2024, the Company entered into three interest rate swap agreements (“Swaps”) with an aggregate notional value of $300.0 million allowing us to trade the variable interest rate associated with our $300.0 million unsecured term loan for a fixed interest rate. The Swaps have a weighted average all-in fixed interest rate of 6.05% per annum and mature on April 17, 2026. As a result, borrowings on our unsecured line of credit represent our only exposure to floating rate debt.

ii

Guidance Update (1)(2)

($ in millions, except per share data)			2024
			Second Quarter	Full Year
Net Income per Common Share			$0.34 to $0.40	$1.83 to $1.93
FFO per Common Share and OP Unit			$0.61 to $0.67	$2.91 to $3.01
Normalized FFO per Common Share and OP Unit			$0.61 to $0.67	$2.84 to $2.94

	2023 Actual		2024 Growth Rates
Core Portfolio:	Second Quarter	Full Year	Second Quarter	Full Year
MH base rental income	$166.3	$668.5	5.9% to 6.5%	5.6% to 6.6%
RV and marina base rental income (3)	$98.6	$413.5	2.8% to 3.4%	4.5% to 5.5%
Property operating revenues	$317.7	$1,297.7	4.8% to 5.4%	4.8% to 5.8%
Property operating expenses, excluding property management	$145.4	$562.3	5.3% to 5.9%	4.2% to 5.2%
Income from property operations, excluding property management	$172.3	$735.4	4.3% to 4.9%	5.3% to 6.3%

Non-Core Portfolio:			2024 Full Year
Income from property operations, excluding property management			$15.2 to $19.2

Other Guidance Assumptions:			2024 Full Year
Property management and general administrative			$114.7 to $120.7
Debt assumptions:
Weighted average debt outstanding			$3,400 to $3,600
Interest and related amortization			$141.2 to $147.2
______________________
1.    Second quarter and full year 2024 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, are incorrect. See Forward-Looking Statements in this press release for additional factors impacting our 2024 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Guidance assumptions do not include future capital events (financing transactions, acquisitions or dispositions).
3.    Core RV and marina annual revenue represents approximately 73.2% and 69.3% of second quarter 2024 and full year 2024 RV and marina base rental income, respectively. Core RV and marina annual revenue second quarter 2024 growth rate range is 6.5% to 7.1% and the full year 2024 growth rate range is 6.6% to 7.6%.

iii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of April 22, 2024, we own or have an interest in 451 properties in 35 states and British Columbia consisting of 172,464 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 23, 2024, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (xv) the potential impact of, and our ability to remediate, material weaknesses in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Operating Information
Total revenues	$386.6	$360.6	$388.8	$370.0	$370.0
Consolidated net income	$115.3	$96.4	$80.7	$66.0	$86.5
Net income available for Common Stockholders	$109.9	$91.9	$77.0	$62.9	$82.4
Adjusted EBITDAre (1)	$186.3	$171.1	$167.0	$157.7	$173.0
FFO available for Common Stock and OP Unit holders (1)(2)	$167.4	$148.5	$133.8	$118.6	$140.3
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$152.7	$138.2	$133.9	$124.9	$140.5
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$136.9	$109.2	$107.8	$98.3	$122.4

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,598	195,531	195,525	195,514	195,446
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,545	195,475	195,440	195,430	195,369
Net income per Common Share - Fully Diluted (3)	$0.59	$0.49	$0.41	$0.34	$0.44
FFO per Common Share and OP Unit - Fully Diluted	$0.86	$0.76	$0.68	$0.61	$0.72
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.78	$0.71	$0.68	$0.64	$0.72
Dividends per Common Share	$0.4775	$0.4475	$0.4475	$0.4475	$0.4475

Balance Sheet
Total assets	$5,630	$5,614	$5,626	$5,586	$5,519
Total liabilities	$4,110	$4,115	$4,129	$4,083	$4,006

Market Capitalization
Total debt (4)	$3,507	$3,548	$3,533	$3,479	$3,414
Total market capitalization (5)	$16,104	$17,341	$15,990	$16,557	$16,534

Ratios
Total debt / total market capitalization	21.8%	20.5%	22.1%	21.0%	20.6%
Total debt / Adjusted EBITDAre (6)	5.1	5.3	5.4	5.4	5.4
Interest coverage (7)	5.2	5.2	5.3	5.4	5.5
Fixed charges(8)	5.1	5.1	5.1	5.2	5.4

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $28.6 million as of March 31, 2024.
5.See page 14 for the calculation of market capitalization as of March 31, 2024.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

1Q 2024 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,657	$2,088,657
Land improvements	4,435,288	4,380,649
Buildings and other depreciable property	1,229,374	1,236,985
	7,753,319	7,706,291
Accumulated depreciation	(2,497,039)	(2,448,876)
Net investment in real estate	5,256,280	5,257,415
Cash and restricted cash	47,281	29,937
Notes receivable, net	49,346	49,937
Investment in unconsolidated joint ventures	84,989	85,304
Deferred commission expense	54,024	53,641
Other assets, net	138,314	137,499
Total Assets	$5,630,234	$5,613,733

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,974,728	$2,989,959
Term loans, net	497,875	497,648
Unsecured line of credit	6,000	31,000
Accounts payable and other liabilities	171,061	151,567
Deferred membership revenue	223,470	218,337
Accrued interest payable	12,543	12,657
Rents and other customer payments received in advance and security deposits	131,547	126,451
Distributions payable	93,264	87,493
Total Liabilities	4,110,488	4,115,112
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of March 31, 2024 and December 31, 2023; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 186,493,598 and 186,426,281 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	1,917	1,917
Paid-in capital	1,644,410	1,644,319
Distributions in excess of accumulated earnings	(202,721)	(223,576)
Accumulated other comprehensive income	5,280	6,061
Total Stockholders’ Equity	1,448,886	1,428,721
Non-controlling interests – Common OP Units	70,860	69,900
Total Equity	1,519,746	1,498,621
Total Liabilities and Equity	$5,630,234	$5,613,733

1Q 2024 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended March 31,
	2024	2023
Revenues:
Rental income	$316,599	$296,451
Annual membership subscriptions	16,215	15,970
Membership upgrade sales (1)	3,947	3,505
Other income	15,548	17,714
Gross revenues from home sales, brokered resales and ancillary services	30,053	32,133
Interest income	2,168	2,088
Income from other investments, net	2,038	2,091
Total revenues	386,568	369,952

Expenses:
Property operating and maintenance	114,783	112,483
Real estate taxes	20,787	18,316
Membership sales and marketing (2)	5,297	4,838
Property management	19,710	19,464
Depreciation and amortization	51,108	50,502
Cost of home sales, brokered resales and ancillary services	21,967	23,141
Home selling expenses and ancillary operating expenses	6,147	6,924
General and administrative	11,989	11,661
Casualty-related charges/(recoveries), net (3)	(14,843)	—
Other expenses	1,331	1,468
Interest and related amortization	33,543	32,588
Total expenses	271,819	281,385
Income before income taxes and other items	114,749	88,567
Gain/(Loss) on sale of real estate and impairment, net	—	(2,632)
Income tax benefit	239	—
Equity in income of unconsolidated joint ventures	283	524
Consolidated net income	115,271	86,459

Income allocated to non-controlling interests – Common OP Units	(5,366)	(4,088)
Net income available for Common Stockholders	$109,905	$82,371

_____________________
1.Membership upgrade sales revenue is net of deferrals of $3.6 million and $4.5 million for the quarters ended March 31, 2024 and March 31, 2023, respectively. See page 13 for details of membership sales activity.
2.Membership sales and marketing expense is net of sales commission deferrals of $0.4 million and $0.7 million for the quarters ended March 31, 2024 and March 31, 2023, respectively. See page 13 for details of membership sales activity.
3.Casualty-related charges/(recoveries), net for the quarter ended March 31, 2024 includes debris removal and cleanup costs related to Hurricane Ian of $0.5 million and insurance recovery revenue of $15.4 million including excess revenue of $14.8 million for reimbursement of capital expenditures related to Hurricane Ian.

1Q 2024 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

1Q 2024 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2024
Income from property operations, excluding property management - 2024 Core (1)	$206.1
Income from property operations, excluding property management - Non-Core (1)	5.3
Property management and general and administrative	(31.3)
Other income and expenses	6.1
Interest and related amortization	(33.5)
Normalized FFO available for Common Stock and OP Unit holders (2)	$152.7
Deferred income tax benefit	0.2
Transaction/pursuit costs and other	(0.4)
Insurance proceeds due to catastrophic weather event (3)	14.8
FFO available for Common Stock and OP Unit holders (2)(4)	$167.4

FFO per Common Share and OP Unit	$0.86
Normalized FFO per Common Share and OP Unit	$0.78

Normalized FFO available for Common Stock and OP Unit holders (2)	$152.7
Non-revenue producing improvements to real estate	(15.8)
FAD for Common Stock and OP Unit holders (2)	$136.9

Weighted average Common Shares and OP Units - Fully Diluted	195.5

______________________
1.See pages 8-9 for details of the Core Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Income from Property Operations, excluding property management.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.
4.Amounts may not foot due to rounding.

1Q 2024 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended March 31,
	2024	2023
Net income available for Common Stockholders	$109,905	$82,371
Income allocated to non-controlling interests – Common OP Units	5,366	4,088
Depreciation and amortization	51,108	50,502
Depreciation on unconsolidated joint ventures	1,051	1,135
Gain on unconsolidated joint ventures	—	(416)
(Gain)/Loss on sale of real estate and impairment, net	—	2,632
FFO available for Common Stock and OP Unit holders	167,430	140,312
Deferred income tax benefit	(239)	—
Transaction/pursuit costs and other (1)	383	206
Insurance proceeds due to catastrophic weather event (2)	(14,843)	—
Normalized FFO available for Common Stock and OP Unit holders	152,731	140,518
Non-revenue producing improvements to real estate	(15,812)	(18,112)
FAD for Common Stock and OP Unit holders	$136,919	$122,406

Net income per Common Share - Basic	$0.59	$0.44
Net income per Common Share - Fully Diluted (3)	$0.59	$0.44

FFO per Common Share and OP Unit - Basic	$0.86	$0.72
FFO per Common Share and OP Unit - Fully Diluted	$0.86	$0.72

Normalized FFO per Common Share and OP Unit - Basic	$0.78	$0.72
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.78	$0.72

Weighted average Common Shares outstanding - Basic	186,287	185,900
Weighted average Common Shares and OP Units outstanding - Basic	195,392	195,162
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,545	195,369

____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

1Q 2024 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2024	2023
MH base rental income (2)	$175.1	$164.6
Rental home income (2)	3.5	3.9
RV and marina base rental income (2)	120.2	111.6
Annual membership subscriptions	16.2	16.0
Membership upgrade sales (3)	3.9	3.5
Utility and other income (2)(4)	34.8	35.2
Property operating revenues	353.7	334.8

Property operating, maintenance and real estate taxes (2)	137.0	132.0
Membership sales and marketing (3)	5.3	4.8
Property operating expenses, excluding property management (1)	142.3	136.8
Income from property operations, excluding property management (1)	$211.4	$198.0

Manufactured home site figures and occupancy averages:
Total sites	73,008	72,717
Occupied sites	68,916	68,847
Occupancy %	94.4%	94.7%
Monthly base rent per site	$847	$797

RV and marina base rental income:
Annual	$75.6	$69.4
Seasonal	29.5	28.0
Transient	15.1	14.2
Total RV and marina base rental income	$120.2	$111.6

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.See page 13 for details of membership sales activity.
4.Includes approximately $1.9 million and $4.0 million of business interruption income from Hurricane Ian during the quarters ended March 31, 2024 and March 31, 2023, respectively.

1Q 2024 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended March 31,
	2024	2023	Change (2)
MH base rental income	$174.9	$164.4	6.4%
Rental home income	3.5	3.9	(9.2)%
RV and marina base rental income	115.6	109.3	5.8%
Annual membership subscriptions	16.2	15.8	2.7%
Membership upgrade sales	3.9	3.5	13.9%
Utility and other income	31.3	29.5	5.6%
Property operating revenues	345.4	326.4	5.8%

Utility expense	38.7	38.4	0.7%
Payroll	27.7	28.1	(1.4)%
Repair & maintenance	20.8	21.8	(4.6)%
Insurance and other (3)	26.4	23.0	14.6%
Real estate taxes	20.4	17.9	14.3%
Membership sales and marketing	5.3	4.8	9.9%
Property operating expenses, excluding property management (1)	139.3	134.0	3.9%
Income from property operations, excluding property management (1)	$206.1	$192.4	7.1%

Occupied sites (4)	68,904	68,801

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

1Q 2024 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2024	2023
Core manufactured home site figures and occupancy averages:
Total sites	72,593	72,456
Occupied sites	68,858	68,790
Occupancy %	94.9%	94.9%
Monthly base rent per site	$847	$797

	Quarters Ended March 31,
	2024	2023	Change (1)
Core RV and marina base rental income:
Annual (2)	$73.1	$67.6	8.0%
Seasonal	28.2	27.6	2.4%
Transient	14.3	14.1	1.4%
Total Seasonal and Transient	$42.5	$41.7	2.1%
Total RV and marina base rental income	$115.6	$109.3	5.8%

	Quarters Ended March 31,
	2024	2023	Change (1)
Core utility information:
Income	$18.0	$17.6	2.3%
Expense	38.7	38.4	0.7%
Expense, net	$20.7	$20.8	(0.5)%

Utility recovery rate (3)	46.5%	45.8%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

1Q 2024 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2024
MH base rental income	$0.2
RV and marina base rental income	4.5
Utility and other income	3.6
Property operating revenues	8.3

Property operating expenses, excluding property management (1)(2)	3.0
Income from property operations, excluding property management (1)	$5.3

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

1Q 2024 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended March 31,
	2024	2023
Total new home sales volume	191	176
New home sales gross revenues	$17,700	$18,314

Total used home sales volume	54	102
Used home sales gross revenues	$838	$1,175

Brokered home resales volume	109	134
Brokered home resales gross revenues	$572	$675

Rental Homes - Select Data	Quarters Ended March 31,
	2024	2023

Rental operations revenues (1)	$9,058	$10,258
Rental home operations expense (2)	1,369	959
Depreciation on rental homes (3)	2,568	2,747

Occupied rentals: (4)
New	1,922	2,389
Used	236	313
Total occupied rental sites	2,158	2,702

	As of March 31, 2024		As of March 31, 2023
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$238,963	$197,641	$252,204	$209,673
Used	11,744	7,118	14,056	8,094
Total rental homes	$250,707	$204,759	$266,260	$217,767

______________________
1.For the quarters ended March 31, 2024 and 2023, approximately $5.6 million and $6.4 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue for the quarters ended March 31, 2024 and 2023 is included in Rental home income in the Core Income from Property Operations on pages 8-9.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Includes occupied rental sites in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

1Q 2024 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of March 31, 2024
Sites (1)
MH sites	73,000
RV sites:
Annual	34,900
Seasonal	11,800
Transient	16,300
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,600
Total	172,500

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 118,900 members. Includes approximately 6,100 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,600 transient sites.

1Q 2024 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

(Unaudited)

	Years Ended December 31,				Quarter Ended March 31,
Campground and Membership Revenue ($ in thousands, unaudited)	2020	2021	2022	2023	2024
Annual membership subscriptions	$53,085	$58,251	$63,215	$65,379	$16,215
Annual RV base rental income	$20,761	$23,127	$25,945	$27,842	$7,116
Seasonal/Transient RV base rental income	$18,126	$25,562	$24,316	$20,996	$2,823
Membership upgrade sales	$9,677	$11,191	$12,958	$14,719	$3,947
Utility and other income	$2,426	$2,735	$2,626	$2,544	$361

Membership Count
Total Memberships (1)	116,169	125,149	128,439	121,002	118,885
Paid Membership Origination	20,587	23,923	23,237	20,758	3,883
Promotional Membership Origination	23,542	26,600	28,178	25,232	5,485
Membership Upgrade Sales Volume (2)	3,373	4,863	4,068	3,858	806

Campground Metrics
Membership Campground Count	81	81	82	82	82
Membership Campground RV Site Count	24,800	25,100	25,800	26,000	26,000
Annual Site Count (3)	5,986	6,320	6,390	6,154	6,121

Membership Sales Activity ($ in thousands, unaudited)	Quarters Ended March 31,
	2024	2023

Membership upgrade sales current period, gross	$7,543	$7,975
Membership upgrade sales upfront payments, deferred, net	(3,596)	(4,470)
Membership upgrade sales	$3,947	$3,505

Membership sales and marketing, gross	$(5,713)	$(5,517)
Membership sales commissions, deferred, net	416	679
Membership sales and marketing	$(5,297)	$(4,838)

______________________
1.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.
3.Sites that have been rented by members for an entire year.

1Q 2024 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2024

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$3,001	85.6%
Unsecured Debt			506	14.4%
Total Debt (1)			$3,507	100.0%	21.8%

Common Shares	186,493,598	95.3%
OP Units	9,104,654	4.7%
Total Common Shares and OP Units	195,598,252	100.0%
Common Stock price at March 31, 2024	$64.40
Fair Value of Common Shares and OP Units			$12,597	100.0%
Total Equity			$12,597	100.0%	78.2%

Total Market Capitalization			$16,104		100.0%

______________________
1.    Excludes deferred financing costs of approximately $28.6 million.

1Q 2024 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2024
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2024	$—	—%	—%	—
2025	89,757	3.45%	2.56%	1.02
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	200,461	4.19%	5.72%	4.45
2029	272,266	4.92%	7.76%	5.43
2030	275,385	2.69%	7.85%	6.00
2031	248,749	2.46%	7.09%	7.14
2032	202,000	2.47%	5.76%	8.46
Thereafter	1,712,601	4.07%	48.83%	12.86
Total	$3,001,219	3.77%	85.57%	9.85

Unsecured Term Loans
2024	$—	—%	—%	—
2025	—	—%	—%	—
2026	300,000	2.20%	8.56%	2.08
2027	200,000	4.88%	5.70%	2.85
2028	—	—%	—%	—
Thereafter	—	—%	—%	—
Total	$500,000	3.27%	14.26%	2.39

Total Secured and Unsecured	$3,501,219	3.70%	99.83%	8.80

Line of Credit Borrowing (1)	6,000	6.65%	0.17%	—

Note Premiums and Unamortized loan costs	(28,616)

Total Debt, Net	$3,478,603	3.89% (2)	100%

_____________________
1.The floating interest rate on the line of credit is daily SOFR plus 1.25% to 1.65%. During the quarter ended March 31, 2024, the effective interest rate on the line of credit borrowings was 6.65%.
2.Reflects effective interest rate for the quarter ended March 31, 2024, including interest associated with the line of credit and amortization of deferred financing costs.

1Q 2024 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions have been revised and do not include adjustments in respect to membership upgrade sales: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses; and (vii) Income from property operations, excluding property management. For comparability, prior periods’ non-GAAP financial measures have also been updated.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

1Q 2024 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended March 31,
(amounts in thousands)	2024	2023
Net income available for Common Stockholders	$109,905	$82,371
Income allocated to non-controlling interests – Common OP Units	5,366	4,088
Consolidated net income	115,271	86,459
Equity in income of unconsolidated joint ventures	(283)	(524)
Income tax benefit	(239)	—
(Gain) / Loss on sale of real estate and impairment, net	—	2,632
Gross revenues from home sales, brokered resales and ancillary services	(30,053)	(32,133)
Interest income	(2,168)	(2,088)
Income from other investments, net	(2,038)	(2,091)
Property management	19,710	19,464
Depreciation and amortization	51,108	50,502
Cost of home sales, brokered resales and ancillary services	21,967	23,141
Home selling expenses and ancillary operating expenses	6,147	6,924
General and administrative	11,989	11,661
Casualty-related charges/(recoveries), net (1)	(14,843)	—
Other expenses	1,331	1,468
Interest and related amortization	33,543	32,588
Income from property operations, excluding property management	211,442	198,003
Property management	(19,710)	(19,464)
Income from property operations	$191,732	$178,539

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.

1Q 2024 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended March 31,
(amounts in thousands)	2024	2023
Consolidated net income	$115,271	$86,459
Interest income	(2,168)	(2,088)
Real estate depreciation and amortization	51,108	50,502
Other depreciation and amortization	1,318	1,351
Interest and related amortization	33,543	32,588
Income tax benefit	(239)	—
(Gain)/Loss on sale of real estate and impairment, net	—	2,632
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,880	1,307
EBITDAre	200,713	172,751
Transaction/pursuit costs and other (1)	383	206
Insurance proceeds due to catastrophic weather event (2)	(14,843)	—
Adjusted EBITDAre	$186,253	$172,957

CORE. The Core properties include properties we owned and operated during all of 2023 and 2024. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2024 include properties that were not owned and operated during all of 2023 and 2024, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2024 guidance reflects Non-Core properties in 2024, which includes properties not owned and operated during all of 2023 and 2024.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.

1Q 2024 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Second Quarter 2024	Full Year 2024
Net income per Common Share	$0.34 to $0.40	$1.83 to $1.93
Depreciation and amortization	0.27	1.08
FFO per Common Share and OP Unit - Fully Diluted	$0.61 to $0.67	$2.91 to $3.01
Other	$—	$(0.07)
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.61 to $0.67	$2.84 to $2.94
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

1Q 2024 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.